SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2002

XTO ENERGY INC.
(Exact name of registrant as specified in its charter)

Delaware	1-10662	75-2347769
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

810 Houston Street, Suite 2000, Fort Worth, Texas		76102
(Address of principal executive offices)		(Zip Code)

(817) 870-2800
(Registrant’s telephone number, including area code)

Item 5.    Other Events.

Purchase of San Juan Basin Properties

On December 30, 2002, the Company issued a press release with respect to completion of the previously announced acquisition of coalbed-methane gas producing properties in southwestern Colorado from J. M. Huber Corporation of Edison, New Jersey for $153.8 million. The final closing price reflects adjustments of net revenue and other items from the October 1, 2002 effective date. The Company’s internal engineers estimate proved reserves to be 154 billion cubic feet of natural gas of which 79% are proved developed producing. Beginning December 30, 2002, the acquired properties will contribute about 29 million cubic feet per day of natural gas to the Company’s production. The acquisition purchase was funded through existing bank lines and should be repaid from operational cash flow during 2003.

A copy of the press release is filed as Exhibit 99.1.

Item 7.    Financial Statements and Exhibits.

(c)	Exhibits.

The following exhibits are filed as part of this Current Report of Form 8-K:

Exhibit Number and Description

99.1    Press Release dated December 30, 2002

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XTO ENERGY INC.

Date: January 3, 2003	By:	/S/ LOUIS G. BALDWIN
Louis G. Baldwin Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number and Description

99.1	Press Release dated December 30, 2002